Exhibit 10.10

LICENSE AGREEMENT                                       Premier Business Centers

Center Information
Tower Executive Suites
10940 Wilshire Boulevard Suite 1600
Los Angeles, CA 9004
Phone 310-443-4100 Fax: 310-443-4220

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Date of Agreement:         February 13, 2004          Initial Term:              Month to Month
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Client:                    Cord Partners              Move in Date:              March 1, 2004
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Address:                   10940 Wilshire Blvd.,      Initial Term Expiration    Month to Month
                           Suite 600                  Date:
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City:                      Los Angeles                Contact:                   Matt Schissler
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State:                     Ca     Zip:   90024        Telephone:                 310-443-4178
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E-Mail:                                               Fax:
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Total # of Offices:        2                          Prorated for:              30   Days out of 30
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No. of People: 3
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

MONTHLY RECURRING CHARGES
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Office       Square        Interior/Exterior    Market Rate    UNITS            FIRST MONTH       DUE MONTHLY
#(s)         Footage
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
47, 48       398           Exterior             $2,786.00      2300               $2,300.00         $2,300.00
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Estimated Cam Charges (Building's common area                  398                   $39.80            $39.80
maint./operating exp. Subject to adjustment)
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Telephone Package (Includes 1 phone, 2 line appearances and    3                    $300.00           $300.00
voicemail for $100 per month)
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Dedicated Fax or Modem Line ($50 per line per month)           1                     $47.00            $47.00
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Internet Access (Shared access to a T-1 connection $95 each)   2                    $190.00           $190.00
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Service Fee (Personalized telephone answering and kitchen      1                     $47.00            $47.00
service ($100 per office)
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SUBTOTAL                                                                          $2,923.80         $2,923.80

SECURITY DEPOSIT
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
Security Deposit (Equal to 2 times monthly recurring charges)                     $2,923.80         $2,923.80
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SUBTOTAL                                                                                   $2,923.80
                                                TOTAL MOVE-IN CHARGES                      $4,185.12
MISCELLANEOUS:

CLIENT:                               PREMIER OFFICE CENTERS, LLC
CORD PARTNERS                             A CALIFORNIA LIMITED LIABILITY COMPANY
/s/ Matthew L. Schissler                  /s/ Jeffrey H. Reinstein
------------------------                  ------------------------
SIGNATURE                             By: Jeffrey H. Reinstein
                                            Chief Executive Officer

                                    2/13/2004

                              TERMS AND CONDITIONS

1. SERVICES LICENSED. Pursuant to this Agreement, you have a license to use the office(s) assigned to you. You also have shared use of common areas in the Center including conference rooms, lobby and kitchen areas. You have access to your office(s) 24 hours a day, 7 days a week. Our building provides office cleaning, maintenance services, electric, lighting, heating and air conditioning to the Center during normal business hours as determined by the landlord for the building (Building Landlord). In addition to your office(s), we will provide you with certain services on an as requested basis. The fee schedule for these services is available upon request. The fee schedule will be updated from time to time. The fees are charges to your account and are payable on the first day of the next calendar month. You agree to pay all charges authorized by you or your employees. Premier Office Centers, LLC dba Premier Business Centers (Premier) and vendors designated by Premier are the only service providers authorized to provide services in the Center. You agree that neither you nor your employees will solicit other clients of the Center to provide any service provided by Premier or its designated vendors, or otherwise. If you default on your obligations under this Agreement, you agree that Premier may cease to provide any and all services, including without limitation telephone and internet services, without the need to initiate legal process.

2. PAYMENTS. You agree to pay, without offset or demand, the Basic Monthly Fee and all other monthly recurring fees in advance on the first day of each month. You also agree to pay monthly, at the same time as the Basic Monthly Fee and other monthly recurring fees (unless another time is specified herein for such payment), additional service fees, CAM Charges (as defined below) and all applicable sales or use taxes. If you dispute any portion of the charges on your bill, you agree to pay the undisputed portion on the first day of the calendar month. You agree that charges must be disputed within 30 days or you waive your right to dispute such charges. If any payments are not received by the third day after the due date, you may be charged a service charge of 10% of the late payment or $50, whichever is greater, for bookkeeping and administrative expenses. You will also be charged interest at 1.5% per month on late payments, or the highest rate permitted by applicable law, whichever is less. When you sign this Agreement you are required to pay your first months' Basic Monthly Fee and all Set Up Fees. You acknowledge that the Basic Monthly Fee is based upon the number of persons occupying or using the office(s) assigned to you on the first page of this Agreement. If the number of persons that regularly uses or occupies the office(s) increase, an excess occupant fee may be charged for each such additional person.

3. CAM CHARGES. You will pay, as an additional charge, a portion of all common area maintenance and building operating costs and charges (CAM Charges) paid by Premier under its lease with the Building Landlord. Your share of CAM Charges will be based upon a fraction, the numerator of which shall be the square footage of the office(s) assigned to you and the denominator of which shall be the square footage of the Center. The dollar amount that you are required to pay will be based upon the most recent statement Premier has received from the Building Landlord, and will be payable monthly or at such other times as determined by Premier. If the Building Landlord's statement is an estimate of the actual Cam Charges payable by Premier, then you will pay your share of any underpayment, if any, as and when Premier receives a reconciliation from the Building Landlord. Even if the term of this Agreement has expired and you have vacated the Center, or this Agreement has terminated, when the final determination is made of the actual CAM Charges for the period in question, you will immediately pay to Premier the difference between your share of the actual CAM Charges and the amounts you previously paid. In no event shall you pay less than ten cents per square foot occupied as your share of the CAM Charges.

4. SECURITY DEPOSIT. Client shall deposit with Premier upon execution of this Agreement the Security Deposit specified on the first page of this Agreement as security for Client's faithful performance of Cleint's obligations hereunder, if at any time during the term of this Agreement (or any renewal of extension term), your Basic Monthly Fee and/or other monthly recurring fees are increased, then the amount of the Security Deposit will be increased by 200% of such increase in the Basic Monthly Fee and/or other monthly recurring fees, which increase shall be payable to Premier upon request. The Security Deposit will not be kept in a separate account from other funds of Premier and no interest will be paid to you on this amount. The Security Deposit may be applied to outstanding fees or charges at any time, at our discretion. Premier has the right to require that you replace any portion of the Security Deposit that we apply to your fees or charges. At the end of the term of this Agreement, if you have satisfied all of your payment obligations, we will refund the unapplied portion of the Security Deposit within 60 days.

5. RULES AND REGULATIONS. You agree to comply with the rules and regulations of the Center (Rules), a copy of which you acknowledge having received upon your execution of this Agreement. Premier has the right to reasonable amend the Rules and supplement the same with other reasonable Rules, and all such amendments or new Rules shall be binding upon you after 5 days notice to you. Nothing herein shall be construed to give you or any other person or entity any claim, demand or cause of action against Premier arising out of the violation of such Rules by any other client, occupant or visitor of the Center, or out of the enforcement or waiver of the Rules by Premier in any particular instance. To the extent there is a conflict between the Rules and this Agreement, this Agreement will control.

6. RESTRICTION ON HIRING PREMIER'S EMPLOYEES. Our employees are an essential part of our ability to deliver our services. You acknowledge this and agree that, during the term of this Agreement and for 6 months afterward, you will not hire any of our employees. If you do hire any of our employees, you agree that actual damages would be difficult to determine and therefore you agree to pay liquidated damages in the amount of one-half of the annual base salary of the employee you hire. You agree that this liquidated damage amount is fair and reasonable.

7. LICENSE AGREEMENT. THIS AGREEMENT IS NOT A LEASE OR ANY OTHER INTEREST IN REAL PROPERTY. IT IS A CONTRACTUAL ARRANGEMENT THAT CREATES A REVOCABLE LICENSE. We retain legal possession and control of the Center and the office(s) assigned to you. This Agreement and our obligation to provide you office space and services is subject and subordinate to the terms of our lease with the Building Landlord. This Agreement terminates automatically upon any termination of our lease with the Building Landlord or the termination of the operation of the Center for any reason. As our client you do not have any rights under our lease with the Building Landlord. When this Agreement is terminated because the term has expired or otherwise, your license to occupy the Center is revoked. You agree to remove your personal property and leave the office(s) as of the date of termination. We are not responsible for property left in the office(s) after termination.

8. DAMAGES AND INSURANCE. You are responsible for any damage you cause to the Center or your office(s) beyond normal wear and tear. We have the right to inspect the condition of the office(s) from time to time and make any necessary repairs. You are responsible for insuring your personal property against all risks. You have the risk of loss with respect to all of your personal property. You agree to waive any right of recovery against Premier and the Building Landlord, and their respective officers, directors, employees, shareholders, members, partners, agents and representatives, for any damage or loss to your property under your control. It is understood that all property in your office(s) is under your control.

9. DEFAULT; TERMINATION. You are in default under this Agreement if: (I) you fail to abide by, or to cause your employees or invitees to abide by, the Rules of the Center; (II) you do not pay any amount payable by you hereunder on the designated payment date and after written notice of your failure to pay you do not pay within 3 days after the date of such notice; or (III) you do not otherwise comply with the terms of this Agreement. If the default is unrelated to payment you will be given written notice of the default and you will have 10 days from the date of such notice to correct the default (unless the default cannot be corrected, in which event no cure period will apply). Premier has the right to terminate this Agreement early; (1) if you fail to correct a default within the applicable cure period or if the default cannot be corrected; (2) If you repeatedly default under this Agreement, in which case no cure period shall apply; or (3) if you use the Center for any illegal operations or purposes. If this Agreement is terminated due to your default, then you will nevertheless remain liable for the Monthly Basic Fee which would have been payable for the remainder of the term had this Agreement not been terminated.

10. OUR LIMITATION OF LIABILITY. You acknowledge that due to the imperfect nature of verbal, written and electronic communications, neither Premier nor the Building Landlord or any of their respective officers, directors, employees, shareholders, members, partners, agents or representatives shall be responsible for damages, direct or consequential, that may result from the failure of Premier to furnish any service, including but not limited to the service of conveying messages, communications (including but not limited to telephone and internet service) or any other utility or services. Your sole remedy and Premier's sole obligation for any failure to render any service, any error or omission, or any delay or interruption of any service, is limited to an adjustment to your bill in an amount equal to the charge for such service for the period during which the failure, delay or interruption continues. WITH THE SOLE EXCEPTION OF THE REMEDY DESCRIBED ABOVE, YOU EXPRESSLY AND SPECIFICALLY AGREE TO WAIVE, AND AGREE NOT TO MAKE, ANY CLAIM FOR DAMAGES, DIRECT OR CONSEQUENTIAL, INCLUDING, WITHOUT LIMITATION, LOST BUSINESS OR PROFITS, ARISING FROM ANY FAILURE TO FURNISH ANY SERVICE, ANY ERROR OR OMISSION WITH RESPECT THERETO, OR ANY DELAY OR INTERRUPTION OF SERVICES. WITH REGARD TO ANY SERVICES PROVIDED BY PREMIER, PREMIER DISCLAIMS ANY WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. ADDITIONALLY, PREMIER MAKES NO REPRESENTATIONS OR WARRANTIES REGARDING THE AVAILABLITY OF PARKING AT THE CENTER, AND CLIENT SHALL INDEMNIFY AND HOLD PREMIER HARMLESS FROM ANY PARKING CHARGES OR PENALTIES THAT MAY BE IMPOSED BY BUILDING LANDLORD DUE TO CLIENT'S USE OF PARKING AT THE CENTER.

11. RENEWAL/NOTICE REQUIREMENT. UNLESS CANCELLED AS PROVIDED BELOW. THIS AGREEMENT WILL AUTOMATICALLY RENEW FOR THE SAME PERIOD OF TIME AS THE INITIAL TERM AT THE THEN CURRENT RATES FOR THE OFFICE(S) AND/OR SERVICES. IF YOU HAVE LESS THEN 3 OFFICES, YOU MUST GIVE 60 DAYS ADVANCE WRITTEN NOTICE TO CANCEL YOUR RENEWAL. IF YOU HAVE 3 OFFICES OR MORE, YOU MUST GIVE 90 DAYS ADVANCE WRITTEN NOTICE TO CANCEL YOUR RENEWAL. SUCH NOTICE MAY ONLY BE DELIVERED ON THE FIRST DAY OF ANY GIVEN MONTH. IF SUCH NOTICE IS DELIVERED ON ANY OTHER DAY, IT SHALL BE DEEMED TO HAVE BEEN DELIVERED ON THE FIRST DAY OF THE FOLLOWING MONTH. NOTWITHSTANDING THE FOREGOING, PREMIER MAY TERMINATE THIS AGREEMENT AFTER EXPIRATION OF THE INTIAL TERM FOR ANY REASON WITH 30 DAYS NOTICE TO YOU.

12. RELOCATION. We reserve the right to relocate you to another office in the Center from time to time. If we exercise this right it will only be to an office of equal or larger size and configuration. This relocation will be at our expense. We reserve the right to show the office(s) to prospective clients and will use reasonable efforts not to disrupt your business.

13. INTERNET SERVICES. At Client's election and for an additional cost, Premier will provide Client with shared access to a high-speed internet connection (Internet Service). Client will be responsible for connecting its computer to the wall mounted high-speed internet jack. For an additional charge, Premier can provide a Network Interface Controller (NIC) card and Category-5 Unshielded Twisted Pair (UTP) patch cable in order to connect the computer to the high-speed Internet Jack. Premier shall not be responsible for any loss, damage, liability, claim or expense arising from any device that is connected to the Internet Service. If other equipment is needed at time of onsite installation, Client shall be responsible for the purchase and installation of said equipment at Client's cost. Client shall have sole responsibility for the installation, testing and operation of Internet facilities. Services and equipment (other than installation specifically provided by Premier). Client shall be responsible for user access security and network access, such as control over which users use the Internet Service and installation of passwords. Client acknowledges that Premier will not be providing user access security of any kind and Client agrees that Client shall have the sole responsibility for detecting any network security breaches. Client shall not operate a server for the purpose of hosting domain names or web sites of any kind, personal or business, on the Internet connection provided by Premier. Client shall not run information Servers of any kind without prior written approval from Premier, which approval may be withheld in Premier's sole discretion. To protect client workstations, inbound access to the internal LAN is blocked at the router. However, if Client requires usage of inbound remote control software (such as pcANYWHERE), Premier, at its election and at an additional charge to Client, may allow this type of inbound access on an as requested basis. If inbound access to Client's computer is allowed, Premier shall in no way be liable for external attacks made on Clients computer system. Client is allowed to access the internet utilizing only IP addresses issued by Premier, unless otherwise agreed to by Premier. Client will be charged for any unauthorized access to the internet from the date of initial move in. Premier shall have the right to terminate Internet Service to Client for any unauthorized use of or access to the Internet by Client. If inordinate amounts of bandwidth consumption or out of the ordinary broadcasts are detected by Premier, Premier reserves the right to either, (a) temporarily block services; or (b) disallow usage above a pre-determined threshold. After 2 warnings of Inordinate bandwidth consumption by Client, Premier shall have the right to terminate Internet Service to Client. For these purposes, greater than 12-megabytes of data per connection, per week, shall be deemed to constitute inordinate bandwidth consumption. Client shall be subject to, and Client's use of Internet Service shall be limited by, any rules and regulations that Premier may impose in connection with use of the Internet Service. Premier shall have the right to terminate Internet Service to Client if Client violates any such rules and regulations. If Premier is informed by government authorities of inappropriate or illegal use by Client of Premier's facilities or other networks accessed through Premier, Premier may terminate Client's Internet Service. Client shall indemnify, defend and hold Premier harmless from and against any loss, liability, claim, action or expense arising from content disseminated by Client's equipment, software and/or users of the Internet Service, or arising from Premier's registration and maintenance of Client's domain name. Premier makes no representations or warranties regarding bandwidth speeds for the Internet Service.

14. HANDLING OF MAIL UPON TERMINATION. Upon expiration or earlier termination of this Agreement, you must notify all parties with whom you do business of your change of address. You agree not to file a change of address form with the postal service. Filing of a change of address form may forward all mail addressed to the Center to your new address. In addition, all telephone and facsimile numbers and IP addresses are the property of Premier. These numbers will not be transferred to you at the end of the term. For a period of 30 days after the expiration of this Agreement, Premier will provide your new telephone number and address to all incoming callers and will hold your mail, packages and facsimiles at no costs to you. After 30 days you may request the continuation of this service at our current rates.

15. NOTICES. All notices are to be in writing and may be given by registered or certified mail, postage prepaid, overnight mail service or hand delivered with proof of deliver, addressed to Premier or Client at the address listed on the first page of this Agreement.

16. MEDIATION; GOVERNING LAW. In the event a dispute arises under this Agreement, you agree to submit the dispute to mediation. If mediation does not resolve the dispute, you agree that the matter will be submitted to arbitration pursuant to the procedure established by the American Arbitration Association in the metropolitan area in which the Center is located, unless Premier elects to not have the dispute resolved through arbitration. The decision of the arbitrator will be binding on the parties. The non-prevailing party as determined by the arbitrator shall pay the prevailing parties' attorneys' fees and costs of the arbitration. Furthermore, if a court decision prevents or Premier elects not to submit this matter to arbitration, then the non-prevailing party as determined by the court shall pay the prevailing parties' reasonable attorneys' fees and costs. Nothing in this paragraph will prohibit Premier from seeking equitable relief, including without limitation, any action for removal of Client from the Center after the license has been terminated or revoked. This agreement is governed by the laws of the State of California.

17. MISCELLANEOUS. Client may not assign this Agreement without Premier's prior written consent, which consent will not be unreasonably withheld. No assignment shall release Client from Client's liability under this Agreement. This Agreement is the entire agreement between you and Premier. It supercedes all prior agreements. This Agreement may not be modified, except in writing signed by both parties. If more than one party sign this Agreement as Client, the obligations of such parties shall be joint and several. This Agreement is not binding on Premier unless it is executed by the Chief Executive Officer of Premier.

PREMIER OFFICE CENTERS, LLC
A CALIFORNIA LIMITED LIABILITY COMPANY

BY: /s/ Jeffrey H. Reinstein
    -------------------------------------------------
        JEFFREY H. REINSTEIN, CHIEF EXECUTIVE OFFICER

CLIENT:
Cord Partners, Inc.
PRINT COMPANY NAME AND TYPE (I.E. A CALIFORNIA CORPORATION)

BY: /s/ Matthew L. Schissler
    ----------------------------------------
                   SIGNATURE

Matthew L. Schissler, President
--------------------------------------------
               PRINT NAME AND TITLE

                              RULES AND REGULATIONS

1. The electrical current shall be used for ordinary lighting purposes, to run desktop computers, and facsimile equipment only unless written permission to do otherwise shall first have been obtained from Premier at an agreed charge to Client.

2. Client may reserve the conference room or a day office at any Premier center for a total of 8 hours per month for each office licensed based on availability. Client may not carry over unused time to future months. Any usage over the allowance shall be subject to the charges as set forth on the fee schedule. Immediately following Client's use of the conference room (or day office) and/or audio/visual equipment Client shall clean up and return the space(s) to the state and condition it was prior to Client's use. If not, Premier may charge Client for any expenses required to restore the space and/or equipment to its original condition.

3. Noise levels shall be conducive to a professional environment and shall not interfere with or annoy other Clients. Client and their guests shall conduct themselves in a businesslike manner, proper attire will be worn at all times.

4. Client shall not provide or offer any services to Premier's customers if such services are available from Premier.

5. Client shall not affix anything to walls of Center or Client's office(s) without prior written consent of Premier. 6. Client shall not conduct any activity within the Center or Building, which in the sole judgment of Premier or the Building Landlord will create excessive traffic or is inappropriate to the executive office suite environment.

7. Client shall not conduct business in the corridors or any other areas, except in its designated offices or conference rooms. Client shall not block or congregate in the common areas and those areas must be kept neat and attractive at all times.

8. All corridors, halls, elevators and stairways shall not be obstructed by Client or used for any purpose other than normal egress and ingress.

9. No advertisement, identifying signs, personal items or artwork or other notices shall be inscribed , painted or affixed on any part of the corridors, doors, public areas or cubicles. Client shall no prop open any corridor doors, exit doors or doors connecting corridors during or after business hours.

10. Without Premier's prior written permission, Client is not permitted to place "mass market", direct mail or advertising (i.e. newspaper, classified advertisements, billboards) using Premier's assigned phone number or take any such action that would generate an excessive amount of incoming calls.

11. Canvassing, soliciting and peddling in the Center or Building are prohibited.

12. Client shall not use cooking equipment at the Center other than the microwave oven in the Center's lounge.

13. Client shall not use or store or bring into the Center or Building oil, burning fluids (or candles), gasoline, kerosene, explosives or any other hazardous materials.

14. Client shall not bring any animals into the Center or building, except for those assisting disabled individuals.

15. Client shall not remove furniture, fixtures or decorative material from offices or common areas without the written consent of Premier.

16. Client shall use chair mats in the office(s) and any damage from failure to use the same shall be the responsibility of the Client.

17. Client shall not use the Center for manufacturing or storage of merchandise, except as such storage may be incidental to general office purposes.

18. Client shall not use or sell liquor, narcotics or tobacco in any form in the Center or Building.

19. Client shall not use the office(s) for lodging or sleeping or for any immoral or illegal purposes.

20. Client shall not modify existing locks or install additional locks or bolts of any kind on any of the doors or windows of the Center.

21. Before leaving the Office(s) unattended for an extended period of time, Client shall close and securely lock all doors and shut off all light and other electrical apparatus. Any damage resulting from failure to do so shall be paid by Client.

22. Premier shall not be responsible for any loss, damage or theft of any property belonging to Client or any employee, agent or invitee of Client.

23. Client shall use only telecommunications systems and services as provided by Premier at Premier's standard rates.

24. Neither Client nor Client's employees, agents, representatives or invitees shall participate in any type of harassment or other disruptive behavior, whether verbal or physical, in the Center or Building.

     Premier reserves the right to make such other Rules and Regulations that in its judgment may from time to time be needed for the safety, care and cleanliness of the Center. Premier shall not be responsible for the failure of any other client or their guests to comply with any of the Rules and Regulations, but shall use reasonable efforts to uniformly enforce all Rules and Regulations.